GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ENTERS DEFINITIVE AGREEMENT TO ACQUIRE
EUROPE’S ALLIANCE AUTOMOTIVE GROUP

Positions Company as a Leading Automotive Parts Distributor in Key European Markets
- Revenues of $1.7 Billion and Gross Billings of $2.3 Billion -

To Deliver Significant Sales Growth and Earnings Accretion and
Strong Platform for Sustainable Automotive Parts Expansion

ATLANTA and LONDON, September 25, 2017 — Genuine Parts Company (NYSE: GPC) (“the Company”) and Alliance Automotive Group (“AAG”), a leading European distributor of vehicle parts, tools and workshop equipment, announced today that they have entered into a definitive agreement under which Genuine Parts Company will acquire Alliance Automotive Group from private equity funds managed by Blackstone and AAG’s co-founders. The acquisition is valued at a total purchase price of approximately $2 billion (US$), including the repayment of AAG’s outstanding debt upon closing. The transaction has been approved by the Board of Directors of GPC and is expected to close in the fourth quarter of 2017, subject to the satisfaction of customary closing conditions and applicable regulatory approvals.

AAG is the second largest parts distribution platform in Europe, with a focus on light vehicle and commercial vehicle replacement parts. Headquartered in London, AAG has 7,500 employees and over 1,800 company-owned stores and affiliated outlets across France, the U.K. and Germany. AAG has a consistent track record of organic revenue and earnings growth supported by strategic investments based on a proven M&A strategy to gain scale, efficiencies and geographic coverage.

AAG is expected to generate gross annual billings of approximately $2.3 billion (US$) including supplier direct billings, or $1.7 billion of revenue on a U.S. GAAP basis in 2017. Additionally, the Company expects the acquisition to be immediately accretive to earnings in the first year after closing. For 2018, incremental diluted earnings per share is estimated at $0.45 to $0.50 and adjusted earnings per share is estimated at $0.65 to $0.70, which excludes the amortization of acquisition-related intangibles. The Company expects to incur one-time transaction costs in the fourth quarter of 2017.

Paul Donahue, Genuine Parts Company’s President and Chief Executive Officer, stated, “We are excited to combine with AAG and enter the European markets with critical scale and a leading market position in the automotive aftermarket. AAG is poised to contribute significant sales growth and earnings accretion to Genuine Parts Company and also serves to enhance the GPC platform for long-term, sustainable expansion across the global automotive parts industry. AAG has a strong management team and a deep bench of talent, and our similar cultures and histories make this acquisition an excellent strategic fit. We are confident this business investment will create significant value for our shareholders, and we welcome the AAG team to the Genuine Parts family. We look forward to their future contributions to our ongoing success.”

Jean-Jacques Lafont, Chairman, Chief Executive Officer and co-founder of Alliance Automotive Group, said, “The AAG team has tremendous respect for Genuine Parts Company and its well-deserved reputation as a long-standing leader in the automotive parts industry. We are very pleased to combine our two great businesses and leverage our collective resources and expertise to accelerate growth. AAG’s success is a testament to the hard work and dedication of our wonderful employees, without whom this transaction would not be possible. I am confident that, together, we will achieve great things and continue to provide the highest quality parts and service to our combined customers across the globe.”

Lionel Assant, Head of European Private Equity at Blackstone, said, “Over the past three years, AAG has experienced tremendous growth and transformed into one of Europe’s leading automotive parts distributors.  We would like to thank AAG’s management team led by Jean-Jacques Lafont and Alistair Brown for their vision and leadership as well as all its staff for their exceptional efforts. We have no doubt that the business will go on to further growth under Genuine Parts Company, which is the right partner to support AAG’s continued success.”

The Company intends to finance the transaction, including the pay-off of AAG’s existing debt arrangements, with approximately $2 billion of debt financing. This will include the combination of new term loan agreements, new multi-currency debt and an upsized revolving credit facility.

J.P. Morgan is acting as financial advisor to Genuine Parts Company and Davis Polk & Wardwell LLP is acting as legal counsel. Lazard and UBS are serving as financial advisors to AAG and Linklaters LLP is providing legal counsel.

Conference Call
Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss today’s announcement. Presentation materials will be available before the start of the call. Interested parties may listen to the call and access the presentation on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 719-457-2600, conference ID 8095577. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 8095577, two hours after the completion of the call until 12:00 a.m. EDT on October 9, 2017.

Forward Looking Statements
Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to the financing, timing and completion of the AAG acquisition and the anticipated synergies and benefits of the transaction, as well as future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the inability to complete the acquisition due to failure to satisfy the customary closing conditions and/or the delay of or inability to obtain all regulatory approvals related to the acquisition, the Company’s ability to successfully integrate AAG into the Company and to realize the anticipated synergies and benefits, changes in the European aftermarket, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2016 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company
Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2016 revenues of $15.3 billion. Further information is available at www.genpt.com.

About Alliance Automotive Group
Alliance Automotive Group is a leading distributor of light and commercial vehicle parts to the independent aftermarket in France, Germany and the UK, trading under the Groupauto France, Précisium, Partners and Gef’Auto brands in France, Groupauto UK, UAN and FPS in the UK as well as Alliance Automotive Group Germany in Germany. AAG serves approximately 30,000 garages with over 100,000 different parts for repair and maintenance from a network of more than 300 company-owned stores and nearly 1,500 affiliated outlets. Further information is available at www.allianceautomotivegroup.eu.

About Blackstone
Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies in which we invest, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with over $370 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter@Blackstone.

Contacts

GPC
Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President — Investor Relations – (678) 934-5628

AAG
Denis Andre — +33 1 78 99 40 35

Blackstone
Andrew Dowler — +44 207 451 4275